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                                                                    EXHIBIT 23.2

(NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm and to our report dated February 13, 2003 presenting estimated reserves and future revenue for the oil and gas properties of NEG Operating LLC, in NEG Operating LLC's Annual Report on Form 10-K for the year ended December 31, 2002.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ DAN PAUL SMITH
                                           ------------------------------------
                                           Dan Paul Smith
                                           Senior Vice President

Dallas, Texas
March 17, 2003